Exhibit 32

Section 1350 Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of WHX Corporation, a Delaware corporation (the “Corporation”), does hereby certify that:

The Quarterly Report on Form 10-Q for the three months ended June 30, 2008 (the “Form 10-Q”) of the Corporation fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

/s/ Glen M. Kassan
Glen M. Kassan
Chief Executive Officer

August 5, 2008

/s/ Robert K. Hynes
Robert K. Hynes
Chief Financial Officer

August 5, 2008